Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of Equity Focus Trusts—

Strategic 10 Portfolio, 2004 Series A:

We consent to the use of our report dated April 7, 2004, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

April 7, 2004